EXHIBIT 4.2

                                  BILL OF SALE

            National City Mortgage Co. (the "Seller"), in consideration of receiving the Purchase Price (as defined below) from National City Mortgage Capital LLC (the "Purchaser"), does as of February 28, 2008 (the "Closing Date"), hereby sell, transfer, assign, set over and otherwise convey to the Purchaser without recourse, all the Seller's right, title and interest in and to the Mortgage Loans described on Exhibit A attached hereto and made a part hereof, including all interest and principal received by the Seller on or with respect to such Mortgage Loans. In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees
(i) to pay to the Seller on the Closing Date by transfer of immediately available funds, as directed by the Seller, an amount equal to $[____________], and (ii) to deliver to or at the direction of the Seller on the Closing Date, a 100% interest in each of the Class 2-A-2 and Class 2-PO Certificates (clauses
(i) and (ii) together, the "Purchase Price").

            The Seller hereby agrees that it will (i) deliver possession of the notes evidencing the Mortgage Loans to, or at the direction of, the Purchaser and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans to, or upon the direction of, the Purchaser.

            The Seller represents that it has not (i) sold, assigned, transferred or granted any existing lien or encumbrance on the Mortgage Loans, or an interest therein, to any person except to the Purchaser hereunder or (ii) consented to any change or modification to the Mortgage Loans, or any interest therein, since the Seller acquired such Mortgage Loans, except as such modifications are contained in the related loan file.

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            This Bill of Sale shall be governed by, and construed in accordance with, the substantive laws of the State of New York.

DATED: February 28, 2008

                                        NATIONAL CITY MORTGAGE CO.


                                        By: /s/ Kelly C. Johnson
                                            ------------------------------------
                                            Name: Kelly C. Johnson
                                            Title: Vice President

Agreed and Accepted:

NATIONAL CITY MORTGAGE CAPITAL LLC


By: /s/ Kelly C. Johnson
    --------------------------------
    Name: Kelly C. Johnson
    Title: Vice President

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                                    EXHIBIT A

                             Mortgage Loan Schedule

                             [Intentionally Omitted]